CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB/A-4 into the Company's previously filed Registration Statements, File Numbers 33-47479, 33-879650, 33-96436, 33-97760, 33-99792, 33-99794, 333-000140, 333-001070, 333-3424,
333-5781,  333-7097,  333-10681,  333-18003,  333-21095,  333-22725,  333-87908,
33-97710, 333-18347, 333-25209 and 333-28251.



                                                        /s/  ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 7, 1997